Exhibit 99.2
THOMAS PROPERTIES GROUP, INC. ANNOUNCES
THIRD QUARTER 2013 RESULTS
Thomas Properties Group, Inc. (NYSE: TPGI) reported today the results of operations for the quarter ended September 30, 2013.
The results of operations presented in this release include TPGI’s results of operations for three and nine months ended September 30, 2013 and 2012. Consolidated net income for the three months ended September 30, 2013 was $80.3 million or $1.71 per share compared to consolidated net loss of $4.1 million or $0.09 per share for the three months ended September 30, 2012. Consolidated net income for the nine months ended September 30, 2013 was $65.8 million or $1.40 per share compared to consolidated net loss of $12.0 million or $0.30 per share for the nine months ended September 30, 2012. The increase in the consolidated net income during the three and nine months ended September 30, 2013 compared to the same periods ending September 30, 2012, was primarily due to a $118.2 million gain associated with the liquidation of our TPG/CalSTRS, LLC joint venture in which we transferred our interest in City National Plaza to our venture partner, and acquired our venture partner’s 75% interest in San Felipe Plaza and CityWestPlace resulting in our sole ownership of these two projects in Houston, Texas.
TPGI's share of after tax cash flow (“ATCF”) for the three months ended September 30, 2013 was a loss of $1.4 million or $0.03 per share compared to ATCF of $1.3 million or $0.03 per share for the three months ended September 30, 2012. The $0.06 decrease in ATCF per share for the three months ended September 30, 2013 compared to the three months ended September 30, 2012 was primarily due to our decreased share of ATCF from the Austin properties. TPGI's share of ATCF for the nine months ended September 30, 2013 was $0.2 million or $0.00 per share compared to ATCF of $3.4 million or $0.08 per share for the nine months ended September 30, 2012. The decrease in ATCF per share for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012 was primarily the result of our decreased share of ATCF from the Austin properties and the increased number of shares of our common stock outstanding resulting from the issuance of common stock in 2012. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income tax expense (benefit), non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, adjustments to recognize rental revenues using the straight-line method, adjustments to rental revenue to reflect the fair market value of rents, impairment loss, gain on liquidation of joint venture, and gain (loss) on sale of real estate. ATCF is further described in note (a) and reconciled to net income (loss) in the financial statements below.
Parkway Properties, Inc. Merger
On September 4, 2013, TPGI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parkway Properties, Inc., (“Parkway”). Under the terms of the Merger Agreement, TPGI will merge with and into Parkway, with Parkway surviving the merger, and our Operating Partnership will merge with a wholly owned subsidiary of Parkway. Each outstanding share of common stock of TPGI will be canceled and converted into the right to receive 0.3822 shares (the “Exchange Ratio”) of common stock of Parkway, and each outstanding share of limited voting stock of TPGI will be canceled and converted into the right to receive limited voting stock of Parkway at the Exchange Ratio. Pursuant to the Merger Agreement, each outstanding limited partnership unit of TPGI's Operating Partnership will be converted into the right to receive common limited partnership units of Parkway Properties LP at the Exchange Ratio.
Special Meeting
TPGI will hold a Special Meeting of its Stockholders (the “Special Meeting”) on December 17, 2013. The record date for determination of stockholders entitled to vote at the Special Meeting has been set as the close of business on November 11, 2013. At the Special Meeting, TPGI’s stockholders will vote on the a proposal to approve the merger with Parkway and other proposals as described in the preliminary joint proxy statement/prospectus of TPGI and Parkway filed by Parkway with the Securities and Exchange Commission. Completion of the transaction is subject to the approval of shareholders of both companies and satisfaction of customary closing conditions.
Supplemental Materials
The Company publishes a Supplemental Financial Information package which is available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.
About Thomas Properties Group, Inc.
Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. The Company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Additional Information about the Proposed Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, TPG and Parkway have filed a preliminary joint proxy statement/prospectus with the SEC as part of Parkway’s registration statement on Form S-4. These materials are not yet final and may be amended. INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors may obtain free copies of the registration statement, the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus and other relevant documents filed by TPG and Parkway with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by TPG with the SEC are available free of charge on TPG’s website at www.tpgre.com, and copies of the documents filed by Parkway with the SEC are also available free of charge on Parkway’s website at www.PKY.com.
TPG, Parkway and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TPG’s and Parkway’s stockholders in respect of the proposed transaction. Information regarding TPG’s directors and executive officers can be found in TPG’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Parkway’s directors and executive officers can be found in Parkway’s definitive proxy statement filed with the SEC on April 4, 2013. Additional information regarding the interests of such potential participants is included in the preliminary joint proxy statement/prospectus and will be included in the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from TPG or Parkway, as applicable, using the sources indicated above.
Forward Looking Statements
Statements made in this press release that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of debt and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and our subsequent Form 10-Q quarterly reports, each of which is filed with the Securities and Exchange Commission. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Rental	$8,165	$7,813	$23,464	$23,343
Tenant reimbursements	5,423	5,344	16,392	15,746
Parking and other	769	786	2,977	2,271
Investment advisory, management, leasing and development services	998	1,005	2,526	2,669
Investment advisory, management, leasing and development services - unconsolidated real estate entities	4,114	3,588	10,396	11,909
Reimbursement of property personnel costs	846	1,273	2,879	4,140
Condominium sales	3,630	2,302	11,423	4,266
Total revenues	23,945	22,111	70,057	64,344
Expenses:
Property operating and maintenance	6,421	6,183	19,544	18,198
Real estate and other taxes	2,003	1,742	5,940	5,627
Investment advisory, management, leasing and development services	2,968	2,634	7,176	8,628
Reimbursable property personnel costs	846	1,273	2,879	4,140
Cost of condominium sales	2,985	1,858	9,396	3,251
Interest	3,350	4,205	10,594	12,659
Depreciation and amortization	3,738	4,120	11,850	11,782
General and administrative	7,603	3,893	20,083	13,024
Impairment loss	—	—	753	—
Total expenses	29,914	25,908	88,215	77,309
Interest income	66	39	180	52
Equity in net income (loss) of unconsolidated real estate entities	(1,846)	(1,797)	(8,167)	(2,613)
Gain (loss) on sale of real estate	(7)	—	(566)	—
Gain on liquidation of joint venture	118,201	—	118,201	—
Income (loss) before income taxes and noncontrolling interests	110,445	(5,555)	91,490	(15,526)
Benefit (provision) for income taxes	(7,987)	442	(8,027)	368
Net income (loss)	102,458	(5,113)	83,463	(15,158)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(22,532)	1,226	(18,821)	3,817
Partners in consolidated real estate entities	355	(198)	1,119	(668)
	(22,177)	1,028	(17,702)	3,149
TPGI's share of net income (loss)	$80,281	$(4,085)	$65,761	$(12,009)
Income (loss) per share - basic and diluted	$1.71	$(0.09)	$1.40	$(0.30)
Weighted average common shares - basic	46,610,859	45,517,207	46,484,165	40,301,224
Weighted average common shares - diluted	46,884,429	45,517,207	46,752,071	40,301,224

Reconciliation of net income (loss) to ATCF (a):
Net income (loss)	$80,281	$(4,085)	$65,761	$(12,009)
Adjustments:
Income tax (benefit) provision	7,987	(442)	8,027	(368)
Noncontrolling interests - unitholders in the Operating Partnership	22,532	(1,226)	18,821	(3,817)
Depreciation and amortization	3,738	4,120	11,850	11,782

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Amortization of loan costs	143	120	416	440
Non-cash compensation expense	558	324	1,815	1,235
Straight-line rent adjustments	(1,078)	59	(1,110)	(296)
Adjustments to reflect the fair market value of rent	33	12	115	31
Impairment loss	—	—	753	—
(Gain) loss on sale of real estate	8	—	566	—
Gain on liquidation of joint venture	(118,201)	—	(118,201)	—
Unconsolidated real estate entities at TPGI's share:
Depreciation and amortization	5,223	1,103	16,442	2,306
Depreciation and amortization from discontinued operations	1,822	1,914	5,560	5,687
Amortization of loan costs	(84)	8	(251)	34
Amortization of loan costs from discontinued operations	28	54	85	195
Straight-line rent adjustments	(531)	(141)	(2,012)	(197)
Straight-line rent adjustments from discontinued operations	133	30	221	59
Adjustments to reflect the fair market value of rent	(819)	(100)	(2,548)	(379)
Adjustments to reflect the fair market value of rent from discontinued operations	(65)	(77)	(188)	(241)
(Gain) loss on sale of real estate discontinued operations	(2,192)	—	(2,192)	—
Noncontrolling interests' share:
Depreciation and amortization	(1,754)	(201)	(5,582)	(201)
Depreciation and amortization from discontinued operations	—	(23)	(86)	(23)
Amortization of loan costs	28	—	84	—
Straight-line rent adjustments	177	31	671	31
Straight-line rent adjustments from discontinued operations	—	3	10	3
Adjustments to reflect the fair market value of rent	273	—	849	—
Adjustments to reflect the fair market value of rent from discontinued operations	—	—	(4)	—
ATCF before income taxes	$(1,760)	$1,483	$(128)	$4,272
TPGI's share of ATCF before income taxes (b)	$(1,405)	$1,164	$(102)	$3,265
TPGI's income tax benefit (expense) - current	(23)	144	(63)	108
TPGI's share of ATCF	$(1,428)	$1,308	$(165)	$3,373
ATCF per share - basic	$(0.03)	$0.03	$—	$0.08
ATCF per share - diluted	$(0.03)	$0.03	$—	$0.08
Dividends paid per share	$0.02	$0.015	$0.06	$0.045
Weighted average common shares - basic	46,610,859	45,517,207	46,484,165	40,301,224
Weighted average common shares - diluted	46,884,429	45,902,063	46,752,071	40,668,418

a.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; viii) impairment loss; ix) gain on liquidation of joint venture; and x) gain (loss) on sale of real estate. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).

b.
Based on an interest in our operating partnership of 79.83% and 79.68% for the three and nine months ended September 30, 2013, respectively, and 78.56% and 76.43% for the three and nine months ended September 30, 2012, respectively.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2013	2012
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$826,688	$267,798
Land improvements—development properties, net	15,431	6,403
Investments in real estate, net	842,119	274,201
Condominium units held for sale	29,388	37,891
Investments in unconsolidated real estate entities	66,308	106,210
Cash and cash equivalents, unrestricted	62,274	76,837
Restricted cash	8,794	11,463
Marketable securities	9,160	—
Rents and other receivables, net	1,858	1,825
Receivables from unconsolidated real estate entities	1,373	2,347
Deferred rents	22,013	18,994
Deferred leasing and loan costs, net	60,211	10,716
Other assets, net	25,768	10,222
Assets associated with land held for sale	—	60,286
Total assets	$1,129,266	$610,992
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$595,538	$259,995
Unsecured loan	80,000	—
Accounts payable and other liabilities, net	79,455	28,346
Losses and distributions in excess of investments in unconsolidated real estate entities	276	10,084
Prepaid rent	7,118	1,784
Deferred revenue	10,950	10,566
Obligations associated with land held for sale	—	21,380
Total liabilities	773,337	332,155

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of September 30, 2013 and December 31, 2012	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 46,969,703 and 46,126,481 shares issued and outstanding as September 30, 2013 of and December 31, 2012, respectively	470	461
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 11,646,949 and 12,313,331 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	116	123
Additional paid-in capital	261,893	258,780
Retained deficit and dividends	(20,798)	(83,635)
Total stockholders’ equity	241,681	175,729
Noncontrolling interests:
Unitholders in the Operating Partnership	60,096	44,154
Partners in consolidated real estate entities	54,152	58,954
Total noncontrolling interests	114,248	103,108
Total equity	355,929	278,837
Total liabilities and equity	$1,129,266	$610,992

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana M. Laing, Chief Financial Officer
(213) 613-1900